        As filed with the Securities and Exchange Commission on July 23, 1998
                                             Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                --------------------

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                --------------------

                             NATIONAL MERCANTILE BANCORP
                (Exact name of registrant as specified in its charter)

           California                                        95-3819685
       (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                              1840 Century Park East               90067
                              Los Angeles, California            (Zip code)
                      (Address of principal executive offices)

                                 -------------------

                            NATIONAL MERCANTILE BANCORP
                             1996 STOCK INCENTIVE PLAN
                              (Full title of the plan)

                                -------------------

                                SCOTT A. MONTGOMERY
                       President and Chief Executive Officer
                            National Mercantile Bancorp
                               1840 Century Park East
                           Los Angeles, California 90067
                      (Name and address of agent for service)

                                   (310) 277-2265
           (Telephone number, including area code, of agent for service)

                                      Copy to:
                               THOMAS D. PHELPS, ESQ.
                           Manatt, Phelps & Phillips, LLP
                            11355 West Olympic Boulevard
                           Los Angeles, California 90064
                                   (310) 312-4000

                           CALCULATION OF REGISTRATION FEE

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                                                          Proposed          Proposed
                                           Amount          Maximum           Maximum         Amount of
         Title of Securities               to be       Offering Price       Aggregate      Registration
           to be Registered            Registered (1)   Per Share(2)     Offering Price         Fee
--------------------------------------------------------------------------------------------------------
 Common Stock, without par value          173,500           $6.50          $1,127,750         $332.69
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the 1996 Stock Incentive Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the closing sales price of the Common Stock as reported on the NASDAQ SmallCap Market System on July 17, 1998.
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

                      EXPLANATORY NOTE AND INCORPORATION
                      OF CERTAIN INFORMATION BY REFERENCE


     National Mercantile Bancorp (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 173,500 additional shares of the Registrant's Common Stock, without par value, for issuance pursuant to the Registrant's 1996 Stock Incentive Plan, as amended (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof. The contents of the Registration Statement on Form S-8 (File No. 333-33095), filed by the Registrant with the Commission on August 7, 1997, including exhibits thereto, are incorporated herein by reference. On April 23, 1998, shareholders of the Registrant approved an amendment to the Plan to increase from 110,010 to 283,510 the number of shares available for issuance pursuant to the Plan.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     EXHIBITS.

Exhibit
Number      Description
-------     -----------

  4.1 Registrant's Amended and Restated Articles of Incorporation, dated June 20, 1997, incorporated by reference from Exhibit No. 3.1 on Form 10-K for the Registrant's fiscal year ended December 31, 1997.
  4.2 Registrant's Amended and Restated Bylaws, dated December 18, 1992, incorporated by reference from Exhibit 3.2 on Form 10-K for the Registrant's fiscal year ended December 31, 1992.
  5.1       Opinion of Manatt, Phelps & Phillips, LLP
  23.1      Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)
  23.2      Consent of Deloitte & Touche, LLP
  24.1      Power of Attorney (included on signature page)
  99.1 National Mercantile Bancorp 1996 Stock Incentive Plan, as amended

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 22nd day of July, 1998.


                                       NATIONAL MERCANTILE BANCORP


                                       By /S/ SCOTT A. MONTGOMERY
                                          -------------------------------------
                                          Scott A. Montgomery
                                          President and Chief Executive Officer


                                       By /S/ JOSEPH W. KILEY III
                                          -------------------------------------
                                          Executive Vice President and
                                          Chief Financial Officer



                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott A. Montgomery and Joseph W. Kiley III his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                         DATE

/s/ Robert E. Gipson          Chairman of the Board                July 22, 1998
-------------------------
Robert E. Gipson


/s/ Robert E. Thomson         Vice Chair                           July 22, 1998
-------------------------
Robert E. Thomson


/s/ Scott A. Montgomery       Director, President and              July 22, 1998
-------------------------     Chief Executive Officer
Scott A. Montgomery           (Principal Executive Officer)


/s/ Joseph W. Kiley III       Director, Executive Vice President   July 22, 1998
-------------------------     and Chief Financial Officer
Joseph W. Kiley III           (Principal Financial and
                               Accounting Officer)

/s/ Donald E. Benson          Director                             July 22, 1998
-------------------------
Donald E. Benson


/s/ Joseph N. Cohen           Director                             July 22, 1998
-------------------------
Joseph N. Cohen


/s/ Alan Grahm                Director                            July 22, 1998
-------------------------
Alan Grahm


/s/ Dion G. Morrow            Director                            July 22, 1998
-------------------------
Dion G. Morrow

                                   EXHIBIT INDEX


Exhibit
Number
--------

4.1 Registrant's Amended and Restated Articles of Incorporation, dated June 20, 1997, incorporated by reference from Exhibit No. 3.1 on Form 10-K for the Registrant's fiscal year ended December 31, 1997.
4.2 Registrant's Amended and Restated Bylaws, dated December 18, 1992, incorporated by reference from Exhibit 3.2 on Form 10-K for the Registrant's fiscal year ended December 31, 1992.
5.1       Opinion of Manatt, Phelps & Phillips, LLP
23.1      Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)
23.2      Consent of Deloitte & Touche, LLP
24.1      Power of Attorney (included on signature page)
99.1      National Mercantile Bancorp 1996 Stock Incentive Plan, as amended